Exhibit 99.1

McEwen Signs US$55 Million Agreement to Sell Fuller and Paymaster

Divests US$13.5M McEwen Copper Debt to Further Enhance Liquidity

TORONTO, ONTARIO, October 9, 2026 – McEwen Inc. (NYSE/TSX: MUX) (“McEwen” or the “Company”) announces that it and its wholly-owned subsidiaries Lexam VG Gold Inc. ("Lexam") and VG Holdings Inc. ("VG" and collectively with Lexam, the "McEwen Subsidiaries") have entered into a definitive asset purchase and sale agreement (the "APA") with Dome Mine Ltd. ("Dome"), a wholly-owned subsidiary of Discovery Mining Ltd. (“Discovery”), pursuant to which the McEwen Subsidiaries have agreed to sell to Dome all of the right, title and interest in and to (i) the Fuller property located in Timmins, Ontario, which is wholly owned by Lexam, (ii) Lexam's 60% interest in the Paymaster property located in Timmins, Ontario, which Lexam holds in joint venture with Dome, and (iii) a surface rights only parcel located in Timmins, Ontario, which is wholly owned by VG, for total consideration of US$55 million (the "Purchase Price").

The transaction will monetize non-core assets and provide McEwen with US$55 million of additional capital, which the Company plans to invest across its operations and development projects to support its goal of producing 250,000–300,000 gold equivalent ounces (“GEOs”) annually by 2030 with minimal to no share dilution.

Fuller and Paymaster Properties

The Fuller and Paymaster properties are part of McEwen’s broader Fox Complex land position in the Timmins mining district. Fuller covers approximately 210 hectares and Paymaster approximately 179 hectares. Upon closing, Discovery will acquire McEwen’s full interest in both assets and consolidate 100% ownership of the Paymaster joint venture. At the Fox Complex, McEwen’s operations and development will remain centered on Froome, Stock and Grey Fox, as previously outlined in the Company’s growth strategy.

Transaction Terms

Under the terms of the APA, the Purchase Price shall be comprised of (i) US$5.0 million payable in cash and (ii) US$50.0 million payable in common shares in the capital of Discovery ("Discovery Shares"). The number of Discovery Shares to be issued will be determined based on the five-day volume-weighted average share price of the Discovery Shares on the TSX ending two business days before the closing date. For purposes of determining the number of Discovery Shares issuable, the US dollar-denominated share consideration will be converted into Canadian dollars at the Bank of Canada daily exchange rate in effect on such date. The Discovery Shares issued to the Company will be subject to a statutory four-month-and-one-day hold period.

The transaction is expected to close following satisfaction of customary closing conditions, including TSX approval for the issuance of the Discovery shares.

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Advancing McEwen’s Growth Strategy

McEwen’s growth strategy is focused on expanding production from its existing asset base, lowering costs and increasing cash flow, while avoiding share dilution. The Fox Complex is entering a new phase of production growth, with the Stock Mine expected to enter production in Q4 2026 and commercial production in Q1 2027. Construction at El Gallo in Mexico began in September 2026 and production is targeted for H2 2027. Surface work and equipment purchases are also planned at Grey Fox, Tartan and the Gold Bar Complex as the Company advances its stated growth objectives.

Enhancing Liquidity

In addition to the gross proceeds of US$55 million expected from the transaction, the Company has also received US$13.5 million in connection with the closing of the US$240 million McEwen Copper term loan announced on August 27th, 2026. McEwen Inc. assigned its pre-existing loan receivable of US$13.5 million to new third-party lenders for cash consideration and the incentive share purchase warrants previously issued to the Company by McEwen Copper were cancelled. In aggregate, these two transactions should provide approximately US$68.5 million of additional capital for growth capex and other development expenses.

ABOUT MCEWEN

McEwen shares trade on both the NYSE and TSX under the ticker MUX.

McEwen provides its shareholders with exposure to a growing base of gold and silver production in addition to a very large copper development project, all in the Americas. The gold and silver mines are in prolific mineral-rich regions of the world: the Cortez Trend in Nevada, USA, the Timmins district of Ontario and Flin Flon in Manitoba, Canada, and the Deseado Massif in Santa Cruz province, Argentina. McEwen is also reactivating its El Gallo gold and silver mine in Mexico.

The Company has a 46.3% interest in McEwen Copper, which owns the large, long-life, advanced-stage Los Azules copper development project in San Juan province, Argentina – a region that hosts some of the country’s largest copper deposits. Based on McEwen Copper’s last financing in October 2024, the implied value of McEwen’s ownership interest was US$456 million. Since then, the value of Los Azules has improved for three important reasons: 1) The copper price is 50% higher, 2) The Company has completed a Feasibility Study using a US$4.35/lb copper price and 3) Los Azules received approval under Argentina’s Large Investment Regime (RIGI), which significantly improves the economics of the project. Los Azules is a shovel-ready project designed to be one of the world’s first regenerative copper mines and carbon neutral by 2038.

McEwen also owns a 1.25% NSR on Los Azules. Based on the 2025 Feasibility Study and using a recent copper spot price of US$6.50/lb, McEwen’s royalty is projected to generate approximately US$584 million from the initial case and US$860 million from the potential Nuton extension, for a combined undiscounted pre-tax royalty cash flow of approximately US$1.4 billion.

McEwen has a 27% interest in Paragon Advanced Labs Inc., a public company that is deploying PhotonAssay™ units around the world, a technology that the Company believes is poised to become the new industry standard for assaying precious and base metals, with Paragon aiming to be one of the leading service providers.

Chairman and Chief Owner Rob McEwen has invested over US$290 million personally and takes a salary of $1 per year, aligning his interests with shareholders. He is a recipient of the Order of Canada, a member of the Canadian Mining Hall of Fame and a winner of the EY Entrepreneur of the Year (Energy) award. His objective is to build MUX’s profitability and share value, as he did while building Goldcorp Inc.

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

The forward-looking statements and information expressed are as at the date of this news release and are McEwen Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Forward-looking statements in this news release include, but are not limited to, statements regarding: the expected completion of the transaction and timing thereof; acceptance of the issuance of the Discovery Shares by the TSX; the anticipated use of proceeds from the transaction; the Company’s production targets of 250,000–300,000 gold equivalent ounces annually by 2030; and the Company’s ability to achieve its growth strategy with minimal to no share dilution. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to: the inability to complete the transaction contemplated by the APA on the expected timeline or at all; the inability to obtain acceptance of the issuance of the Discovery Shares by the TSX; the inability to satisfy or waive all conditions to completion of the transaction contemplated by the APA; fluctuations in the trading price of Discovery Shares on the TSX; fluctuations in the currency exchange rate of the United States dollar and the Canadian dollar; fluctuations in the market price of precious and base metals; mining industry risks; political, economic, social and security risks associated with foreign operations; the ability of the Company to receive or receive in a timely manner permits or other approvals required in connection with operations; risks associated with the construction of mining operations and commencement of production and the projected costs thereof; risks related to litigation; the state of the capital markets; environmental risks and hazards; uncertainty as to calculation of mineral resources and reserves; foreign exchange volatility; foreign exchange controls; foreign currency risk; and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and other filings with the Securities and Exchange Commission and Canadian securities regulators, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen.

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(866)-441-0690 - Toll free line
(647)-258-0395	Rob McEwen	Facebook:	facebook.com/mcewenrob
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